Exhibit 99.1
FORM 4 JOINT FILER INFORMATION

Names of Joint Filers:
W Capital Partners II, L.P.
WCP GP II, L.P.
WCP GP II, LLC

Address of Joint Filers:
c/o W Capital Partners
400 Park Avenue, Suite 910
New York, NY 10022

Designated Filer:
W Capital Partners II, L.P.
Issuer and Ticker Symbol:
Telaria, Inc. [TLRA]
Date of Event:
December 26, 2018

Signatures of Joint Filers:
W Capital Partners II, L.P.

By: WCP GP II, L.P.
Its sole General Partner

By: WCP GP II, LLC
Its sole General Partner

By: /s/ David Wachter
Managing Member

WCP GP II, L.P.

By: WCP GP II, LLC
Its sole General Partner

By: /s/ David Wachter
Managing Member

WCP GP II, LLC

By: /s/ David Wachter
Managing Member